Exhibit 8.1

List of Subsidiaries

The following is a list of the significant subsidiaries of CEMEX, S.A.B. de C.V. as of December 31, 2009, including the name of each subsidiary and its country of incorporation:

1. CEMEX Mexico, S.A. de C.V.	Mexico

2. Empresas Tolteca de Mexico, S.A. de C.V.	Mexico

3. CEMEX España, S.A.	Spain

4. CEMEX Construction Materials Florida, LLC	United States

5. CEMEX Materials, LLC	United States

6. CEMEX Agregados, S.A. de C.V.	Mexico

7. CEMEX Central, S.A. de C.V.	Mexico

8. Centro Distribuidor de Cementos, S.A. de C.V.	Mexico

9. CEMEX Concretos, S.A. de C.V.	Mexico

10. CEMEX, S.A.B. de C.V.	Mexico

11. CEMEX Transporte, S.A. de C.V.	Mexico

12. Petrocemex, S.A. de C.V.	Mexico

13. Proveedora Mexicana de Materiales, S.A. de C.V.	Mexico

14. Servicios Cemento CEMEX, S.A. de C.V.	Mexico

15. Servicios Concreto CEMEX, S.A. de C.V.	Mexico

16. Servicios CEMEX Mexico, S.A. de C.V.	Mexico

17. Neoris Consulting Services, S.A. de C.V.	Mexico

18. Cemento Bayano, S.A.	Panama

19. CEMEX Denmark, ApS	Denmark

20. Construction Funding Corporation	Ireland

21. CEMEX España LLC	United States

22. Sunbulk Shipping N.V.	Netherlands Antilles

23. CEMEX (Costa Rica), S.A.	Cosa Rica

24. CEMEX Finance Europe B.V.	Netherlands

25. New Sunward Holding B.V.	Netherlands

26. CEMEX Colombia, S.A.	Colombia

27. Apo Cement Corporation	Philippines

28. Solid Cement Corporation	Philippines

29. Assiut Cement Company	Egypt

30. CEMEX Hungaria Kft.	Hungary

31. Embra As	Norway

32. CEMEX Hrvatska d.d.	Croatia

33. CEMEX Polska Sp. Z.O.O.	Poland

34. CEMEX Holdings (Israel) Ltd.	Israel

35. CEMEX UK MATERIALS LIMITED	United Kingdom

36. CEMEX UK CEMENT LIMITED	United Kingdom

37. CEMEX INVESTMENTS LIMITED	United Kingdom

38. CEMEX UK OPERATIONS LIMITED	United Kingdom

39. Transenergy, Inc.	United States

40. CEMEX, Inc.	United States

41. CEMEX Construction Materials Pacific, LLC	United States

42. CEMEX Construction Materials South LLC	United States

43. Guernsey Stone Company	United States

44. CEMEX Deutschland AG	Germany

45. CEMEX OstZement GmbH	Germany

46. CEMEX Logistik GmbH	Germany

47. CEMEX WestZement GmbH, Beckum	Germany

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